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                                                                   EXHIBIT 10.28

                              EMPLOYMENT AGREEMENT

      This Employment Agreement between World Airways, Inc., a Delaware corporation ("World" or the "Company") and KENNETH M. FRALICK ("Fralick") is entered into this 3RD day of JANUARY 2003.

      WHEREAS, Fralick is currently serving as World's Vice-President for Cargo Sales.

      WHEREAS, the parties wish to modify and memorialize the terms and conditions of Fralick's employment.

      NOW, THEREFORE, World and Fralick, in consideration of the foregoing and other mutual covenants and promises contained herein, the sufficiency of which are hereby acknowledged, agree as follows:

      1. ACCEPTANCE OF EMPLOYMENT. Subject to the terms and conditions set forth below, World agrees to employ Fralick and Fralick accepts such employment.

      2. TERM. The period of employment shall be from FEBRUARY 1, 2003, through JANUARY 31, 2006, unless further extended or sooner terminated as hereinafter set forth.

      3. POSITION AND DUTIES. Fralick shall continue to serve as Vice President for Cargo Sales. Mr. Fralick also agrees to work full time out of the Peachtree City, Georgia headquarters effective FEBRUARY 1, 2003. Fralick agrees to render his services to the best of his abilities and will comply with all policies, rules and regulations of the company and will advance and promote to the best of his ability the business and welfare of the Company. Fralick shall devote all of his working time, attention, knowledge and skills solely to the business and interests of World. Fralick may not accept any other engagement with or without compensation, which would affect his ability to devote all of his working time and attention to the business and affairs of World without the prior written approval of the Executive Vice President or such other supervisor as may be assigned from time to time. Fralick agrees to accept assignments on behalf of World or affiliated companies commensurate with his responsibilities hereunder, except that the terms and conditions of assignments exceeding 60 consecutive days outside the Atlanta, Georgia metropolitan area will

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require mutual agreement.

      4.    COMPENSATION AND RELATED MATTERS.

            (a) BASE SALARY. For the period from FEBRUARY 1, 2003 through JANUARY 31, 2006, Fralick shall receive a minimum salary $150,000 per annum, payable in accordance with the payroll procedures for World's salaried employees in effect during the term of this Agreement. Fralick agrees to participate equally, on a percentage basis, in any across the board salary reductions approved by senior management. For the sake of clarity, because Mr. Fralick is continuing his employment with the Company but not currently located in the Atlanta metropolitan area, he is eligible for a relocation allowance of $25,000 minus applicable taxes payable on February 1, 2003.

            (b) PERFORMANCE STOCK OPTIONS. Fralick already has been granted 125,000 options to purchase World's Common Stock, par value $.001 per share ("World Airways Common Stock") pursuant to the 1995 World Airways Stock Option Plan (the "Plan") as set forth in the Stock Option Agreements between World and Fralick dated May 31, 1995, and March 29 and October 30, 2000 (together, the "Options" and the "Option Agreement").

            (c) BUSINESS EXPENSES. Fralick will be entitled to reimbursement of reasonable business-related expenses from time to time consistent with World's policies.

            (d) FRINGE BENEFITS. Fralick also will be entitled to participate in all employee benefit plans made available to vice presidents from time to time, in accordance with the terms of such plans.

            (e) PERSONNEL POLICIES, CONDITIONS AND BENEFITS. Except as otherwise provided herein, Fralick's employment shall be subject to the personnel policies and benefits plans which apply generally to World's employees as the same may be interpreted, adopted, revised or deleted from time to time, during the term of this current Agreement. While this Agreement is in effect, Fralick shall receive 20 days of vacation per year, in addition to sick

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leave, holidays, and such other leave as World may provide. All such vacation and leave shall be taken in accordance with the Company's procedures.

      5.    TERMINATION OF EMPLOYMENT.

            (a) DEATH. Fralick's employment hereunder shall terminate upon his death, in which event World shall have no further obligation to Fralick or his estate with respect to compensation, other than the disposition of life insurance and related benefits and accrued and unpaid base salary and incentive compensation, if any, for periods prior to the date of termination pursuant to the terms of the respective employee benefits and incentive compensation plans then in effect.

            (b) BY WORLD FOR DISABILITY. If Fralick is unable, or fails, to perform services pursuant to this agreement through illness or physical or mental disability and such failure or disability shall exist for six (6) consecutive months, then World may terminate this Agreement upon written notice to Fralick, in which event World shall have no obligation to Fralick with respect to compensation under Section 4(a) of this Agreement. If Fralick becomes entitled to Social Security benefits payable on account of disability, he will be deemed conclusively to be disabled for purposes of this Agreement.

            (c) BY WORLD FOR CAUSE. The Executive Vice President or such other superior as may be assigned from time to time may terminate this Agreement for Cause. "Cause" shall be defined as (A) sustained performance deficiencies which are communicated to Fralick in written performance appraisals and/or other written communications (including, but not limited to memos and/or letters) by the Executive Vice President or such other superior as may be assigned from time to time, (B) gross misconduct, including significant acts or omissions constituting dishonesty, intentional wrongdoing or malfeasance, whether or not relating to the business of World, or (C) commission of a felony or any crime involving fraud or dishonesty, or (D) a material breach of this Agreement.

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            (d)   BY WORLD FOR OTHER THAN CAUSE. In the event the Executive Vice
President or such other superior as may be assigned from time to time terminates this Agreement for reasons other than Cause or Disability as defined in sub-paragraph (c) above, World will pay to Fralick within ten (10) days of notice of termination (or, in the case of incentive bonus compensation, if any, within ten (10) days of determination of amounts payable under the applicable bonus plan) NINE (9) month's base salary, in each case including deferred salary and/or bonus compensation, if any, payable under this Agreement. In addition, all granted but unvested Options under the Option Agreements shall become immediately exercisable for one (1) year from his termination date.

            (e) BY FRALICK FOR OTHER THAN GOOD REASON. Notwithstanding the above, Fralick may, upon no less than 30 days notice, terminate this Agreement without further obligation on the part of Fralick or World.

            (f) NOTICE OF TERMINATION. Termination of this Agreement by World prior to its expiration or termination of this Agreement by Fralick prior to its expiration shall be communicated by written notice to the other party hereto, specifically indicating the termination provision relied upon.

            (g) COMPANY PROPERTY. At the termination of Fralick's employment, whether voluntary or involuntary, Fralick shall return all company property, including without limitation all electronic and paper files and documents and all copies thereof.

      6. CONFIDENTIALITY. (a) Fralick recognizes and acknowledges that he will acquire during his employment with World information that is confidential to World and that represents valuable, special and unique assets of World ("Confidential Information"). Such Confidential Information (whether or not reduced to tangible form) includes, but is not limited to: trade secrets; financing documents and information; financial data; new product information; copyrights; information relating to schedules and locations; cost and pricing information; performance features; business and marketing plans or strategies; business dealings and arrangements; business objectives; customer

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information; sales information; acquisition, merger or business development plans or strategies; research and development projects; legal documents and information; personnel information; and any and all other information concerning World's business and business practices that is not generally known or made available to the public or to World's competitors or is not readily ascertainable by other means, which, if misused or disclosed, could adversely affect the business of World. Fralick agrees that he will not, during employment with World and for a period of two (2) years following termination of employment for any reason, whether voluntary or involuntary, with or without Cause, directly or indirectly:

      (i) disclose any Confidential Information to any person, company or other entity (other than authorized persons employed by or affiliated with World who, in the interest of World, have a business need to know such information), or

      (ii) use any Confidential Information in any way, except as required by his duties to World or by law, unless he obtains World's prior written approval of such disclosure or use. World's rights under this Section shall be cumulative to, and shall not limit, World's rights under the Georgia Uniform Trade Secrets Act or any other state or federal trade secret or unfair competition statute or law. The parties hereto stipulate that as between them, the foregoing matters are important, material, and confidential and gravely affect the successful conduct of the business of World, and World's good will, and that any breach of the terms of this paragraph shall be a material breach of this Agreement.

      (b) References in this Section 6 to "World" include World Airways, Inc. and any and all of its current or future parents, subsidiaries, affiliated companies, and divisions.

      7. BENEFICIARY. The Beneficiary of any payment due and payable at the time of Fralick's death, or otherwise due upon his death, shall be such person or persons, as Fralick shall designate in writing to World. If no such beneficiary shall survive Fralick, any such payments shall

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be made to his estate.

      8. INTELLECTUAL PROPERTY. (a) Any improvements, new techniques, processes, inventions, works, discoveries, products or copyrightable or patentable materials made or conceived by Fralick, either solely or jointly with other person(s), (1) during Fralick's period of employment by World, during working hours; (2) during the period after termination of his employment during which he is retained by World as a consultant; or (3) with use of World's intellectual property or Confidential Information, shall be the sole and exclusive property of World without royalty or other consideration to Fralick.

            (b) Fralick agrees to inform World promptly and in full of such intellectual property by a full written report setting forth in detail the procedures used and the results achieved.

            (c) Fralick shall at World's request and expense execute any and all applications, assignments, or other instruments which World shall deem necessary to apply for, register, and/or obtain copyrights or Letters Patent of the United States or of any foreign country, or to otherwise protect World's interests in such intellectual property.

            (d) Fralick shall assign and does hereby assign to World all interests and rights, including but not limited to copyrights, in any such intellectual property.

      9. NO WAIVER. The failure of either party at any time to enforce any provisions of this Agreement or to exercise any remedy, option, right, power or privilege provided for herein, or to require the performance by the other party of any of the provisions hereof, shall in no way be deemed a waiver of such provision at the same or at any prior or subsequent time.

      10. GOVERNING LAW. All questions concerning the construction, validity, application and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any choice of law or conflict of law provision or rule (whether of Georgia or any other jurisdiction) that would cause the application of the law of any jurisdiction other than Georgia. Fralick agrees to submit to personal jurisdiction in the State of

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Georgia.

      11. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      12. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon World, its successors and assigns, including any corporation or other business entity which may acquire all or substantially all of World's assets or business, or within which World may be consolidated or merged, or any surviving corporation in a merger involving World.

      13. WAIVER OF MODIFICATION OF AGREEMENT. No waiver or modification of this Agreement shall be valid unless in writing and duly executed by both parties.

      14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which together will constitute one and the same instrument.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        WORLD AIRWAYS, INC.

                                        By:
                                            ______________________________
                                            Randy J. Martinez
                                            Executive Vice President of
                                            Marketing and Administration

                                            ______________________________
                                            Kenneth M. Fralick

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